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                              AMENDMENT NUMBER ONE

                                     TO THE

                            QUAKER FABRIC CORPORATION
                           DEFERRED COMPENSATION PLAN

            WHEREAS, Quaker Fabric Corporation (the "Corporation") maintains Quaker Fabric Corporation Deferred Compensation Plan, effective as of July 16, 1992 (the "Plan");

            WHEREAS, the Corporation may amend the Plan by action of its board of directors (the "Board"); and

            WHEREAS, the Board deems it advisable to amend the Plan.

            NOW, THEREFORE, pursuant to Article IX of the Plan, the Plan is hereby amended, as follows:

      1. Section 4.1 of the Plan is hereby amended by adding the following language to the end thereof:

            "Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined in Exhibit A), the Participant shall receive from the Corporation the Supplemental Retirement Benefit in the form of a single lump sum payment in an amount equal to the credit balance of the Retirement Account on the date of the Change in Control divided by a decimal equal to one minus the Corporation's marginal tax rate for the year preceding the year of the Change in Control; such marginal rate to be set by the Board immediately prior to the Change in Control. Such single lump sum shall be paid on the Change in Control or as soon as practicable thereafter, but no later than ten (10) days from the date of the Change in Control."

      2. Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

            "Payment on Termination of the Participant's Employment Before Meeting Age or Service Requirements. If the Participant's Termination of Employment occurs before the Participant has completed five (5) years of Plan Participation or before attaining age 55, the Participant shall receive from the Corporation the Supplemental Retirement Benefit in the form of a single lump sum payment in an amount equal to the credit balance of the Retirement Account on the date of his or her Termination of Employment multiplied by the applicable percentage set forth in Appendix B. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Participant shall receive from the Corporation the Supplemental


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            Retirement Benefit in the form of a single lump sum payment in an amount equal to the credit balance of the Retirement Account on the date of the Change in Control, multiplied by the applicable percentage set forth in Appendix B, which product shall then be divided by a decimal equal to one minus the Corporation's marginal tax rate for the year preceding the year of the Change in Control; such marginal rate to be set by the Board immediately prior to the Change in Control. Such single lump sum shall be paid on the Change in Control or as soon as practicable thereafter, but no later than ten (10) days from the date of the Change in Control."

      3. The first paragraph of Section 4.3 of the Plan is hereby amended by adding the following language to the end thereof:

            "Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Beneficiary(ies) shall receive from the Corporation the Survivor's Benefit in the form of a single lump sum payment in an amount equal to the credit balance of the Participant's Retirement Account on the date of the Change in Control divided by a decimal equal to one minus the Corporation's marginal tax rate for the year preceding the year of the Change in Control; such marginal rate to be set by the Board immediately prior to the Change in Control. Such single lump sum shall be paid on the Change in Control or as soon as practicable thereafter, but no later than ten (10) days from the date of the Change in Control."

      4. The last paragraph of Section 4.3 of the Plan is hereby amended in its entirety to read as follows:

            "Notwithstanding the foregoing, the Corporation shall have the option, in the sole discretion of the Board, to pay to the Participant's Beneficiary(ies) the Survivor's Benefit in the form of a single lump sum payment equal to the credit balance of the Participant's Retirement Account on the last day of the month in which is included the date of the Participant's death, divided by a decimal equal to one minus the Corporation's marginal tax rate for the year of the Participant's death; such marginal rate to be estimated by the Board."

      5. Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

            "Benefits on Disability. If the Participant's Termination of Employment is on account of Disability (as defined herein), then the Participant will not be entitled to receive any benefits under this Agreement on account of such Disability, except as expressly provided herein. The Participant's Retirement Account will, however, continue to be credited with contributions pursuant to Section 3.2 (assuming that his base salary had continued unchanged from the rate of base salary being paid to him at the time of his disability) and interest credits pursuant to Section 3.3, as if there had not been a Termination of the Participant's Employment until the earlier of the following: (i) the Participant's attainment of


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            age 55 and completion of five (5) years of Plan Participation
            (taking into account each year that the Company credits contributions hereunder as an additional year of Plan Participation); (ii) the Participant's death; or (iii) the occurrence of a Change in Control (each of (i), (ii) and (iii) being a "Disability Payment Event"). Upon the occurrence of a Disability Payment Event, the Participant shall be entitled to those benefits under Article IV to which the Participant would have been entitled if the Termination of Employment had occurred on the date of the Disability Payment Event. Disability shall mean the Participant's disability pursuant to the Company's Long-term Disability Plan (the "LTD Plan"), provided that the Participant is eligible for, and receiving benefits under, the LTD Plan."

      6. Article VI is hereby amended by adding the following new Section 6.2 to the end thereof:

            "6.2 Change in Control. In the event that a Change in Control shall occur prior to the Participant's or Beneficiary's (as applicable) receipt of all amounts payable under this Plan, any amounts due or remaining to be paid under the Plan shall be paid to such Participant or, if applicable, to or among such Beneficiary or Beneficiaries in a single lump sum payment in an amount equal to any remaining amount of the credit balance of the Retirement Account on the date of the Change in Control divided by a decimal equal to one minus the Corporation's marginal tax rate for the year preceding the year of the Change in Control; such marginal rate to be set by the Board immediately prior to the Change in Control. Such single lump sum shall be paid on the Change in Control or as soon as practicable thereafter, but no later than ten (10) days from the date of the Change in Control."

            IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this ________ day of December, 1999.

                                    QUAKER FABRIC CORPORATION


                                    By: ________________________________________

                                    Title: _____________________________________


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                                    EXHIBIT A

            A "Change in Control" shall mean the occurrence of any of the following:

            (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or its subsidiaries (including any trustee of any such plan acting in his capacity as trustee), and Nortex Holdings, Inc, Larry A. Liebenow (or his estate, beneficiaries or heirs) and any Affiliate (as such term is defined in Rule 12b-2 of the Exchange Act) of Larry A. Liebenow, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty-five percent (25%) of the total combined voting power of the Company's then outstanding securities;

            (ii) the merger, consolidation or other business combination of the Company (a "Transaction"), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person other than Nortex Holdings, Inc., Larry A. Liebenow (or his estate, beneficiaries or heirs) or any Affiliate of Larry A. Liebenow is the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;

            (iii) during any period of two (2) consecutive years beginning on or after the date hereof, the persons who were members of the Board immediately before the beginning of such period (the "Incumbent Directors") ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

            (iv) the approval by the stockholders of the Company of an agreement for the sale of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to Nortex Holdings, Inc., or Larry Liebenow (or his estate, beneficiaries or heirs) or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company or Nortex Holdings, Inc. at the time of such sale.


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